Exhibit 32.1
Written Statement of the Chief Executive Officer and Chief Financial Officer
Pursuant to 18 U.S.C. Section 1350
Solely for the purposes of complying with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, we, the undersigned Chief Executive Officer and Chief Financial Officer of Orion Energy Systems, Inc. (the “Company”), hereby certify, based on our knowledge, that the Annual Report on Form 10-K of the Company for the twelve-month period ended March 31, 2014, (the "Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ John H. Scribante
John H. Scribante
Chief Executive Officer

/s/ Scott R. Jensen
Scott R. Jensen
Chief Financial Officer,
Chief Accounting Officer and Treasurer

Date:	June 13, 2014